UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55928

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Ken Morrison informed the Company of his intention to resign from his position as Chief Operations Officer of the Company, effective June 28, 2018. Mr. Morrison’s resignation was for personal reasons and not related to any disagreement with the Company, its management, or any of its operations, policies or practices.

During this transitional period, the roles and responsibilities of Mr. Morrison will be shared by the executive team of the Company’s sponsor, as well as the various members of its property management team.

Item 5.07.Submission of Matters to a Vote of Security Holders.

Strategic Storage Trust IV, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 12, 2018 (the “2018 Annual Meeting”). Set forth below are the final voting results from the 2018 Annual Meeting.

Proposal One

The following directors were each elected by the following vote to serve as a director until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

	Votes For	Votes Withheld
H. Michael Schwartz	1,369,804	24,956
Dean I. Ader	1,367,738	27,022
Alexander S. Vellandi	1,368,821	25,939

Proposal Two

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
1,342,692	8,050	44,018

* The numbers in the tables above are rounded to the nearest share.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: June 15, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer